SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 23, 2006 (March 21, 2006)

ENDO PHARMACEUTICALS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15989	13-4022871
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

100 Endo Boulevard,
Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

(610) 558-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2006, Endo Pharmaceuticals Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc. (the “Underwriter”) and the selling stockholders named therein, relating to the sale by selling stockholders of 10,510,108 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an offering price to the public of $32.20 per share. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, and the Underwriting Agreement is incorporated herein by reference. The Underwriting Agreement is filed with reference to and is hereby incorporated by reference into the automatically effective Registration Statement on Form S-3ASR (File No. 333-131115) of the Company filed with the Securities and Exchange Commission on January 19, 2006.

The Underwriter and certain of its affiliates have in the past provided, and may in the future provide, investment banking and other financial and banking services to the Company for which it has in the past received, and may in the future receive, customary fees. Mr. Michael Hyatt, one of the Company’s directors, is a Senior Managing Director of the Underwriter. In addition, Mr. Frank T. Nickell, President and Chief Executive Officer or Kelso & Company, is an outside director of The Bear Stearns Companies, Inc.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of March 21, 2006, by and among Endo Pharmaceuticals Holdings Inc., Bear, Stearns & Co. Inc. and the selling stockholders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

	By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: March 23, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated as of March 21, 2006, by and among Endo Pharmaceuticals Holdings Inc., Bear, Stearns & Co. Inc. and the selling stock holders named therein.